UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DELEK US HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	52-2319066 (I.R.S. Employer Identification No.)

830 Crescent Centre Drive, Suite 300 Franklin, Tennessee (Address of Principal Executive Offices)	37067 (Zip Code)

      Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value per share	New York Stock Exchange

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☒

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.     ☐

      Securities Act registration statement file number to which this form relates: 333-131675

      Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

      A description of the common stock, par value $0.01 per share (the “Common Stock”), of Delek US Holdings, Inc., a Delaware corporation (the “Registrant”), is set forth under the caption “Description of Capital Stock” in the prospectus constituting a part of the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-131675) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on February 8, 2006, which description is incorporated herein by reference. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits

1.	Amended and Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 of the Registration Statement.

2.	Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 of the Registration Statement.

3.	Specimen Common Stock Certificate of the Registrant, incorporated herein by reference to Exhibit 4.1 of the Registration Statement.

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DELEK US HOLDINGS, INC.

By:	/s/ EZRA UZI YEMIN

Ezra Uzi Yemin
President and Chief Executive Officer

Dated:     April 28, 2006